Exhibit 10.20

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisk denote omissions.

EXCLUSIVE LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

HERMES BIOSCIENCES, INC.

for

[**]
(UC Case No. [**])

[**]
(UC Case No. [**])

[**]
(UC Case No. [**])

and

CO-EXCLUSIVE LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

HERMES BIOSCIENCES, INC.

for

[**]
(UC Case No. [**])

[**]
(UC Case No. [**])

25.	GOVERNING LAWS	23

26.	PREFERENCE FOR U.S. INDUSTRY	24

27.	GOVERNMENT APPROVAL OR REGISTRATION	24

28.	EXPORT CONTROL LAWS	24

29.	SECRECY	24

30.	MISCELLANEOUS	26

EXCLUSIVE LICENSE AGREEMENT

for

[**]
(UC Case No. [**])

[**]
(UC Case No. [**])

[**]
(UC Case No. [**])

and

CO-EXCLUSIVE LICENSE AGREEMENT

for

[**]
(UC Case No. [**])

[**]
(UC Case No. [**])

This license agreement (“Agreement”) is made effective this 1st day of November, 2000 (“Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”), and Hermes Biosciences, Inc., a California corporation, having a principal place of business at 61 Airport Boulevard, Suite B, South San Francisco, California 94080 (“Licensee”).

BACKGROUND

A.                                   Certain inventions, generally characterized as:

(i)                                     “[**]” made in the course of research at University of California, San Francisco by Drs. [**], (UC Case No. [**]);

(ii)                                  “[**]” made in the course of research at University of California, San Francisco by Drs. [**] (UC Case No. [**]);

(iii)                               “[**]” made in the course of research at University of California, San Francisco by Drs. [**], (UC Case No. [**]);

(iv)                              “[**]” made in the course of research at University of California, San Francisco by Drs. [**] (UC Case No. [**]); and,

(v)                                 “[**]” made in the course of research at University of California, San Francisco, by Drs. [**], (UC Case No. [**]) collectively the “Invention,” and are covered by Regents’ Patent Rights as defined below.

B.                                     The development of UC Case Nos. [**] and [**] were sponsored in part by the National Institutes of Health (“NIH”) and the development of UC Case Nos. [**] and [**] were sponsored in part by the U.S. Department of Defense and , as a consequence, this Agreement is subject to overriding obligations to the United States (“U.S.”) Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations including a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world.

C.                                     The development of UC Case No. [**] was sponsored in part by Bayer Corporation; however, Bayer does not retain any rights to the Invention.

D.                                    The Regents has elected to retain title to UC Case Nos. [**]and [**].

E.                                      Licensee has evaluated the Invention under Secrecy Agreements with The Regents covering UC Case No. [**] (UC Control No. [**]) dated [**]; UC Case No. [**] (UC Control No. [**]) dated [**]; UC Case No. [**] (UC Control No. [**]) dated [**]; UC Case No. [**] (UC Control No. [**]) dated [**]; and UC Case No. [**] (UC Control No. [**]) dated [**].

F.                                      Licensee wishes to obtain rights from The Regents for the commercial development, use and sale of products from the Invention, and The Regents is willing to grant those rights so that the Invention may be developed to its fullest and the benefits enjoyed by the general public.

G.                                     Licensee is a “small business firm” as defined in 15 U.S.C. § 632.

H.                                    Both parties recognize and agree that royalties due under this Agreement on products and methods will be paid by Licensee on both pending patent applications and issued patents.

- - oo 0 oo - -

In view of the foregoing, the parties agree:

1.                                       DEFINITIONS

1.1                                 “Affiliate” means any corporation or other business entity in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors or in which Licensee is owned or controlled, directly or indirectly, by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which Licensee owns or controls, or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

1.2                                 “Combination Product” means a product that consists of the Licensed Product combined with other active components not subject to this Agreement that:

1.2.1                        are not covered by Regents’ Patent Rights;

1.2.2                        the manufacture, sale, use or import by itself does not contribute to the infringement of Regents’ Patent Rights; and

1.2.3                        can be sold separately by Licensee, an Affiliate or sublicensee.

1.3                                 “Licensed Method” means any method that is covered by Regents’ Patent Rights, or the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any pending or issued claim within Regents’ Patent Rights.

1.4                                 “Licensed Product” means any material that is either covered by Regents’ Patent Rights, that is identified or produced by the Licensed Method, or that the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any pending or issued claim within Regents’ Patent Rights.

1.5                                 “Net Sales” means the total of the gross invoice prices from the Final Sale of Licensed Product to an independent, unaffiliated third party or Licensed Method performed by Licensee, an Affiliate or a sublicensee, less the sum of the following actual and customary deductions where applicable:  cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (excepting value added taxes or income taxes); transportation charges, including insurance; and allowances or credits to customers because of rejections or returns.  Final Sale means the sale which is the last act of infringement of Regents’ Patent Rights within the control of Licensee, an Affiliate or sublicensee, regardless of whether Licensee, an Affiliate or sublicensee had control over prior infringing acts.  For purposes of calculating Net Sales, any distribution or transfer among Licensee, an Affiliate or sublicensee for end use by Licensee, an Affiliate or sublicensee (which event is the last act of infringement of Regents’ Patent Rights) will be considered a Final Sale at the price normally charged to independent, unaffiliated third parties.

1.6                                 “Regents’ Patent Rights-Group A” means The Regents’ interest in the subject matter claimed in or covered by:

UC Case Number	U.S. Application Number	Filing Date
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

and continuing applications thereof including divisions and substitutions but excluding continuation-in-part applications to the extent that claims are not supported in the parent; any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.7                                 “Regents’ Patent Rights-Group B” means The Regents’ interest in the subject matter claimed in or covered by:

UC Case Number	U.S. Application Number	Filing Date
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

and continuing applications thereof including divisions and substitutions but excluding continuation-in-part applications to the extent that claims are not supported in the parent; any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.8                                 “Regents’ Patent Rights” means Regents Patent Rights-Group A and Regents’ Patent Rights-Group B.

2.                                       LIFE OF PATENT GRANT

2.1                                 Subject to the limitations set forth in this Agreement, The Regents grants to Licensee a world-wide exclusive license under Regents’ Patent Rights-Group A to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method to the extent permitted by law.

2.2                                 Subject to the limitations set forth in this Agreement, The Regents grants to Licensee a world-wide co-exclusive license under Regents’ Patent Rights-Group B to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method to the extent permitted by law.  The co-exclusive license of this Paragraph 2.2 for Regents’ Patent Rights-Group B is co-exclusive in that The Regents retains the right to grant one other additional license.  The additional license will first be offered to [**] or its successors.  In the event the additional license is not accepted and completed by [**] or its successors and before The Regents starts negotiations with a third party for the additional license, the Licensee shall have the right to negotiate for an exclusive license to Regents’ Patent Rights-Group B with a field of use.  The Regents and Licensee shall enter good faith negotiations for the exclusive license with a field of use within [**] days of notice by The Regents that The Regents has terminated licensing negotiations with [**].  Negotiations with Licensee must be completed within [**] months.

2.3                                 The licenses granted in Paragraphs 2.1 and 2.2 are subject to all the applicable provisions of any license to the U.S. Government executed by The Regents and is subject to the overriding obligations to the U.S. Government under 35 U.S.C. §§ 200-212 and applicable governmental implementing regulations.

2.4                                 The Regents reserves the right to use the Invention and associated technology for noncommercial, educational and research purposes including publication of research results and sharing such research results and the Invention and associated technology with other non-profit institutions for their use of similar scope.

3.                                       SUBLICENSES

3.1                                 The Regents also grants to Licensee the right to issue sublicenses to third parties to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method under Regents’ Patent Rights as long as Licensee has current exclusive or co-exclusive rights thereto under this Agreement.  To the extent applicable, sublicenses must include all of the rights of and obligations due to The Regents and the U.S. Government contained in this Agreement.

3.2                                 Licensee shall promptly provide The Regents with a copy of each sublicense issued, collect and guarantee payment of all payments due The Regents from sublicensees and summarize and deliver all reports due The Regents from sublicensees.

3.3                                 In the event Licensee sublicenses any or all of the rights under this Agreement to any third party, it shall pay to The Regents a percentage of any non-royalty consideration received by Licensee for any such sublicense according to the following formula:

[**]% of non-royalty consideration received prior to January 1, 2002;

[**]% of non-royalty consideration received in the year 2002;

[**]% of non-royalty consideration received in the year 2003; and

[**]% of non-royalty consideration received in the year 2004 and all years thereafter.

If the non-royalty consideration received by Licensee from a sublicensee is not cash, then this non-royalty consideration shall be valued through good faith negotiations between Licensee and The Regents.  For the purposes of this Paragraph 3.3, the following shall not be considered to be non-royalty consideration:

3.3.1                        the sublicensee’s purchase of stock in Licensee at the same price as is (or would be) paid by an outside cash investor (but any premium price shall be included);

3.3.2                        the sublicensee’s purchase of products or services from Licensee at the same price as is (or would be) paid by an outside customer (but any premium price shall be included); and

3.3.3                        the sublicensee’s funding of Licensee’s research and development expenses.

3.4                                 Upon termination of this Agreement for any reason, any sublicenses shall remain in effect and shall be assigned to The Regents, provided that:

3.4.1                        Licensee was not in breach of this Agreement when entering into the sublicense;

3.4.2                        the sublicensee is not in breach of its sublicense at the time of the termination of this Agreement;

3.4.3                        the rights of The Regents in the sublicense are no less than the rights of The Regents under this Agreement;

3.4.4                        the obligations of The Regents under the sublicense are no greater than the obligations of The Regents under this Agreement;

3.4.5                        the obligations of the sublicensees are no less than those of Licensee hereunder with respect to the subject of the sublicense; and

3.4.6                        the sublicensee is reputable and is qualified to commercially exploit Regents’ Patent Rights.

4.                                      PAYMENT TERMS

4.1                                Paragraphs 1.2, 1.3, 1.4 and 1.8 define Combination Product, Licensed Method, Licensed Product and Regents’ Patent Rights respectively, so that royalties are payable on products and methods covered by both pending patent applications and issued patents.  Royalties will accrue in each country for the duration of Regents’ Patent Rights in that country and are payable to The Regents when Combination Product and Licensed Product are invoiced or if not invoiced, when delivered to a third party.

4.2                                Licensee shall pay to The Regents earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year.  Each payment will be for earned royalties accrued within Licensee’s most recently completed calendar quarter.

4.3                                All monies due The Regents are payable in U.S. dollars.  Licensee is responsible for all bank transfer charges.  When Combination Product and Licensed Product are sold for monies other than U.S. dollars, Licensee shall first determine the earned royalty in the currency of the country in which Combination Product and Licensed Product were sold and then convert the amount into equivalent U.S. funds, using the exchange rate quoted in The Wall Street Journal on the last business day of the reporting period.

4.4                                Royalties earned on sales occurring in any country outside the U.S. may not be reduced by any taxes, fees or other charges imposed by the government of such country on the payment of royalty income.  Notwithstanding the foregoing, all payments made by Licensee in fulfillment of The Regents’ tax liability in any particular country will be credited against earned royalties or fees due The Regents for that country.

4.5                                If any patent or patent claim within Regents’ Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision.  Licensee will not, however, be relieved from paying any royalties that accrued before the final decision or that are based on another patent or claim not involved in the final decision or that are based on The Regents’ property rights.

4.6                                No royalties may be collected or paid on Combination Product and Licensed Product sold to the account of the U.S. Government, or any agency thereof, as provided for in the license to the Government.

4.7                                In the event payments, rebillings or fees are not received by The Regents when due, Licensee shall pay to The Regents interest charges at a rate of [**] percent ([**]%) per annum.  Interest is calculated from the date payment was due until actually received by The Regents.

4.8                                For the avoidance of doubt, the parties hereby agree that, notwithstanding how many patent applications or patents under Regents’ Patent Rights are utilized for a single Combination Produce, Licensed Product or Licensed Method, only one royalty will be earned on the sale of that Combination Product, Licensed Product or Licensed Method.

5.                                      LICENSE-ISSUE FEE

Licensee shall pay to The Regents a license-issue fee of [**] dollars ($[**]) within [**] days after the Effective Date.  This fee is non-refundable, non-cancelable and is not an advance against royalties.

6.                                      LICENSE-MAINTENANCE FEE

Licensee shall also pay to The Regents a license-maintenance fee of [**] dollars ($[**]) beginning on the [**] anniversary of the Effective Date and continuing annually on the anniversary date of the Effective Date.  Provided, however, the license-maintenance fee is not due on any anniversary of the Effective Date if on that date, Licensee is commercially selling Combination Product and/or Licensed Product and/or practicing the Licensed Method and paying an earned royalty to The Regents on the sales of Combination Product and/or Licensed Product and/or practicing the Licensed Method in an amount of at least [**] dollars ($[**]).  License-maintenance fees are non-refundable and not an advance against earned royalties.

7.                                      EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES

7.1                                Licensee shall also pay to The Regents an earned royalty of [**] percent ([**]%) of the Net Sales of Licensed Product or practice of Licensed Method.  However, for Net Sales by a sublicensee, Licensee shall pay to The Regents an earned royalty equal to [**] percent ([**]%) of the royalty payable by the sublicensee to Licensee, but in no event shall the royalty rate payable to The Regents by Licensee be less than [**] percent ([**]%) and not more than [**] percent ([**]%) of the sublicensee’s Net Sales.

7.2                                Licensee shall, however, be entitled to reduce the earned royalty provided for in Paragraph 7.1 in the event that it becomes necessary for Licensee to license intellectual property rights covering ingredients, methods or devices owned by third parties to make, use or sell Combination Product or Licensed Product or practice Licensed Method, provided that the combined royalty payable to The Regents and the third parties exceeds [**] percent ([**]%) prior to the reduction set forth in this Paragraph 7.2.  The reduction shall be equal to [**] the sum of the royalty rates due to such third parties.  However, in no event shall the royalty rate payable to The Regents on Net Sales as provided for in Paragraph 7.1 be less than [**] percent ([**]%).

7.3                                Notwithstanding anything contained herein, if a Licensed Product is a component of a Combination Product the Net Sales used to calculate earned royalties shall be determined as follows:

7.3.1                       If the Licensed Product is sold independently from the Combination Product, then the gross invoice price for such Licensed Product to be used in the calculation of Net Sales in any given quarter will be the [**] of the Licensed Product when sold independently measured over such quarter.

7.3.2                       If the Licensed Product is not sold independently from the Combination Product, then the Net Sales in any given quarter will be the percentage that the cost of the Licensed Product contributes to the Combination Product cost times the Net Sales of the Combination Product.  However, in no event will the percentage that the cost of the Licensed Product contributes to the Combination Product be less than [**] percent ([**]%).

7.4                                Licensee shall also pay to The Regents a minimum royalty for the life of Regents’ Patent Rights, beginning with:

7.4.1                       the first year of commercial sale of any Licensed Product or Combination Product; or

7.4.2                       the first full calendar year after the [**] anniversary of the Effective Date, whichever is earlier, equal to the fees set forth below:

7.4.2.1                                      [**] thousand dollars ($[**]) due the first year;

7.4.2.2                                      [**] dollars ($[**]) due the second year;

7.4.2.3                                      [**] dollars ($[**]) due the third year; and each subsequent year for the life of The Regents’ Patent Rights.

7.5                                For the first year of commercial sales, Licensee’s obligation to pay the minimum annual royalty will be pro-rated for the number of months remaining in that calendar year when commercial sales commence and will be due the following [**], to allow for crediting of the pro-rated year’s earned royalties.  For subsequent years, the minimum annual royalty will be paid to The Regents by [**] of each year and will be credited against the earned royalty due for the calendar year in which the minimum payment was made.

8.                                      DUE DILIGENCE

8.1                                Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Combination Product or Licensed Product and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet market demands.

8.2                                Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Combination Product or Licensed Product.

8.3                                Licensee and/or its Affiliates and/or its sublicensees shall:

8.3.1                       [**] within [**] from the Effective Date;

8.3.2                       [**] within [**] from Effective Date;

8.3.3                       [**] within [**] of [**]; and

8.3.4                       [**] during the period of this Agreement.

8.4                                If Licensee does not perform, or have performed, any of the above provisions, then, if Licensee does not exercise its right pursuant to Paragraph 8.7 herein, The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a non-exclusive license.

8.5                                This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Life of Patent Grant).

8.6                                In addition to the obligations set forth above, Licensee and/or its sublicensees shall spend an aggregate of not less than [**] dollars ($[**]) per calendar year for the development of Combination Product or Licensed Product commencing with the year 2001.

8.7                                It is understood that the foregoing commercialization obligations and milestones are based upon the parties’ current reasonable expectations with regard to commercial development of Licensed Product, Combination Product and Licensed Method.  If Licensee is unable to meet the foregoing commercialization obligations and milestones, then Licensee shall be entitled to an extension of each of the dates (which have not been met) by [**] months upon payment of [**] dollars ($[**]) to The Regents, provided that such payment is received by The Regents within [**] days of receipt of written notice by The Regents that the Licensee has not met a due diligence date.  The Regents shall not exercise its rights to terminate this Agreement unless an extended date is not met.  If Licensee itself, an Affiliate or sublicensee is unable to meet an extended date, Licensee shall be entitled to a second extension of each of the dates (which have not been met) by [**] months upon payment of [**] dollars ($[**]) to The Regents, provided that such payment is received by The Regents within [**] days of receipt of written notice by The Regents that Licensee has not met a due diligence date.

9.                                      PROGRESS AND ROYALTY REPORTS

9.1                                Beginning [**], and [**] thereafter, Licensee shall submit to The Regents a written progress report covering Licensee’s and any Affiliate or sublicensee’s activities related to the development and testing of all Combination Product and Licensed Product and the obtaining of the governmental approvals necessary for marketing.  Progress reports are required for each Combination Product and Licensed Product until the first commercial sale of that Combination Product or Licensed Product occurs in the U.S. and shall be again required if commercial sales of such Combination Product or Licensed Product are suspended or discontinued.

9.2                                Progress reports submitted under Paragraph 9.1 shall include, but are not limited to, the following topics:

[**].

9.3                                Licensee has a continuing responsibility to keep The Regents informed of the small business entity status as defined by the U.S. Patent and Trademark Office of itself and its sublicensees and Affiliates.

9.4                                Licensee shall report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Combination Product and/or Licensed Product in each country.

9.5                                After the first commercial sale of a Combination Product or Licensed Product anywhere in the world, Licensee shall make quarterly royalty reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year.  Each royalty report will cover Licensee’s most recently completed calendar quarter and will show:

9.5.1                       the [**] and [**] of Combination Product and Licensed Product sold during the most recently completed calendar quarter;

9.5.2                       the [**] of Combination Product and Licensed Product sold;

9.5.3                       the [**] of Combination Product and Licensed Product;)

9.5.4                       the [**]; and

9.5.5                       the [**] used.

9.6                                If no sale of Combination Product or Licensed Product has been made during any reporting period, a statement to this effect is required.

10.                                BOOKS AND RECORDS

10.1                          Licensee shall keep accurate books and records showing all Combination Product and Licensed Product manufactured, used and/or sold under the terms of this Agreement.  Books and records must be preserved for at least [**] years from the date of the royalty payment to which they pertain.

10.2                          All records shall be available during normal business hours for inspection at the expense of The Regents by The Regents’ Internal Audit Department or by a Certified Public Accountant selected by The Regents and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments.  Such inspector shall not disclose to The Regents any information other than information relating to the accuracy of reports and payments, made under this Agreement and other compliance issues.  In the event that any such inspection shows an under reporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall pay the cost of the audit as well as any additional sum that would have been payable The Regents had the Licensee reported correctly.

11.                                LIFE OF THE AGREEMENT

11.1                          Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date until the date of expiration of the last-to-expire patent licensed under this Agreement; or until the last patent application licensed under this Agreement is abandoned and no patent in Regents’ Patent Rights ever issues.

11.2                          Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles and Paragraphs:

Article 3	Sublicenses
Article 10	Books and Records
Paragraph 11.2	Surviving Provisions
Article 14	Disposition of Combination Product and Licensed

Product on Hand Upon Termination
Article 15	Use of Names and Trademarks
Article 20	Indemnification
Article 21	Notices
Article 24	Failure to Perform
Article 25	Governing Laws
Article 29	Secrecy
Article 30	Miscellaneous

12.                                TERMINATION BY THE REGENTS

If Licensee fails to perform or violates any term of this Agreement, then The Regents may give written notice of default (“Notice of Default”) to Licensee.  If Licensee fails to repair the default within [**] days after the effective date of Notice of Default, The Regents may terminate this Agreement and its licenses by a second written notice (“Notice of Termination”).  If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the effective date of that notice.  Such termination will not relieve Licensee of its obligation to pay any fees owing at the time of termination and will not impair any accrued right or obligation of The Regents or Licensee.  These notices are subject to Article 21 (Notices).

13.                                TERMINATION BY LICENSEE

13.1                          Licensee has the right at any time to terminate this Agreement in whole or as to any portion of Regents’ Patent Rights by giving notice in writing to The Regents.  Such notice of termination will be subject to Article 21 (Notices) and termination of this Agreement will be effective sixty (60) days after the effective date of such notice.

13.2                          Any termination under the above Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to The Regents or anything done by Licensee prior to the time termination becomes effective.  Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14.                                DISPOSITION OF COMBINATION PRODUCT AND LICENSED PRODUCT ON HAND UPON TERMINATION

Upon termination of this Agreement Licensee is entitled to dispose of all previously made or partially made Combination Product and Licensed Product, but no more, within a period of [**] days provided that the sale of Combination Product and Licensed Product is subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

15.                                USE OF NAMES AND TRADEMARKS

15.1                          Nothing contained in this Agreement confers any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either party hereto including contraction, abbreviation or simulation of any of the foregoing.  Unless required by law, the use by Licensee of the name “The Regents of the University of California” or the name of any campus of the University of California is prohibited.  Notwithstanding the foregoing, Licensee may disclose and report that Licensee has this Agreement with The Regents after receiving prior approval from The Regents of the text of such disclosure, which approval will not be unreasonably withheld.

15.2                          The Regents is free to release to the inventors and senior administrators employed by The Regents the terms and conditions of this Agreement.  If such release is made, then The Regents shall give notice of the confidential nature and shall request that the recipient does not disclose such terms and conditions to others.  If a third party inquires whether a license to Regents’ Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (Life of Patent Grant) to such third party, but will not disclose the name of Licensee or any other terms or conditions of this Agreement, except where The Regents is required to release information under either the California Public Records Act, a governmental audit requirement, or other applicable law.

16.                                LIMITED WARRANTY

16.1                          The Regents warrants to Licensee that it has the lawful right to grant this license.

16.2                          This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE COMBINATION PRODUCT AND LICENSED PRODUCT OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

16.3                          IN NO EVENT MAY THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR COMBINATION PRODUCT AND LICENSED PRODUCT.

16.4                          This Agreement does not:

16.4.1                 express or imply a warranty or representation as to the validity or scope of any of Regents’ Patent Rights;

16.4.2                 express or imply a warranty or representation that anything made, used, sold, offered for sale or imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

16.4.3                 obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 19 (Patent Infringement);

16.4.4                 confer by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents’ Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Regent’s Patent Rights; or

16.4.5                 obligate The Regents to furnish any know-how not provided in Regents’ Patent Rights.

17.                                PATENT PROSECUTION AND MAINTENANCE

17.1                          As long as Licensee has [**] patent costs as provided for in this Article 17 (Patent Prosecution and Maintenance), The Regents shall diligently endeavor to prosecute and maintain the U.S. and foreign patents comprising Regents’ Patent Rights using counsel of its choice, and The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be informed of the continuing prosecution, and Licensee agrees to keep this documentation confidential.  The Regents shall furnish to Licensee draft copies of proposed filings and correspondence addressed to the U.S. Patent and Trademark Office concerning the Regents’ Patent Rights whenever it is reasonably feasible to do so; give due consideration to the requests and recommendations from Licensee concerning the patent prosecution matters; and furnish to Licensee estimates of anticipated patent costs on a country-by-country basis.  The Regents shall advise the Licensee about approaching deadlines for proposed filings, including foreign filings and other patent actions.  However, The Regents’ counsel will take instructions only from The Regents, and all patent applications and patents comprising the Regents’ Patent Rights will be assigned solely to The Regents.  In addition, under any circumstances, The Regents reserves the rights to instruct The Regents’ counsel in order to preserve The Regents’ Patent Rights.

17.2                          The Regents shall use reasonable efforts to amend any patent application in advance of filing to include claims reasonably requested by Licensee to protect the products contemplated to be sold under this Agreement.

17.3                          Licensee shall apply for an extension of the term of any patent included within Regents’ Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law.  Licensee shall prepare all documents and The Regents agrees to execute the documents and to take additional action as Licensee reasonably requests in connection therewith.

17.4                          If either party (in the case of The Regents, the Licensing Associate responsible for administration of this Agreement) receives notice pertaining to infringement or potential infringement of any issued patent included within Regents’ Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this Law), that party shall notify the other party within [**] days after receipt of notice of infringement.

17.5                          Licensee shall [**] of preparing, filing, prosecuting and maintaining all U.S. and foreign patent applications contemplated by this Agreement; excepting, however, Licensee shall [**] percent ([**]%) of such costs for Regents’ Patent Rights-Group B.  Costs billed by The Regents’ counsel will be [**] to Licensee and are due within [**] days of [**] by The Regents.  These costs include patent prosecution costs for the Invention incurred by The Regents prior to the execution of this Agreement and any patent prosecution costs that may be incurred for patentability opinions, re-examination, re-issue, interferences or inventorship determinations.

Prior prosecution costs will be due upon execution of this Agreement and billing by The Regents and are at least approximately [**] dollars ($[**]) as of October 16, 2000.

17.6                          Licensee may request The Regents to obtain patent protection on the Invention in foreign countries if available and if Licensee so desires.  The Regents will provide Licensee with advance notice of such approaching deadlines.  Licensee shall notify The Regents of its decision to obtain or maintain foreign patents not less than [**] days prior to the deadline for any payment, filing or action to be taken in connection therewith, provided that The Regents has provided Licensee with adequate advance notice of such approaching deadline.  This notice concerning foreign filing must be in writing, must identify the countries desired and must reaffirm Licensee’s obligation to underwrite the costs thereof.  The absence of such a notice from Licensee to The Regents will be considered an election not to obtain or maintain foreign rights.

17.7                          Licensee’s obligation to underwrite and to pay patent prosecution costs will continue for so long as this Agreement remains in effect, but Licensee may terminate its obligations with respect to any given patent application or patent upon thirty (30) days written notice to The Regents.  The Regents will use its best efforts to curtail patent costs when a notice of termination is received from Licensee.  The Regents may prosecute and maintain such application(s) or patent(s) at its sole discretion and expense, but Licensee will have no further right or licenses thereunder.  Non-payment of patent costs may be deemed by The Regents as an election by Licensee not to maintain application(s) or patent(s).

17.8                          The Regents may file, prosecute or maintain patent applications at its own expense in any country in which Licensee has not elected to file, prosecute or maintain patent applications in accordance with this Article 17 (Patent Prosecution and Maintenance) and those applications and resultant patents will not be subject to this Agreement.

17.9                          The Regents will give instruction to The Regents’ patent counsel to forward all relevant patent prosecution documentation covered in Regents’ Patent Rights to Licensee simultaneously when forwarding such documentation to The Regents as long as this Agreement is active.  Licensee may request that The Regents supply estimates of patent expenses associated with the filing and prosecution of foreign and U.S. patents in Regents’ Patent Rights, and The Regents shall make reasonable efforts to supply such information to Licensee on a timely basis.

Licensee may also request estimates of such expenses from The Regents patent counsel if Licensee desires to do so.  The Regents will authorize and instruct its patent counsel to furnish such cost estimates to Licensee from time to time upon request by Licensee.

18.                                PATENT MARKING

Licensee shall mark all Combination Product and Licensed Product made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

19.                                PATENT INFRINGEMENT

19.1                          If Licensee or The Regents’ patent administrator responsible for the administration of the Regents’ Patent Rights learns of the substantial infringement of any patent licensed under this Agreement, then it shall call The Regents’ attention thereto in writing and provide The Regents with reasonable evidence of infringement.  Neither party will notify a third party of the infringement of any of Regents’ Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably denied.  Both parties shall use their best efforts in cooperation with each other to terminate infringement without litigation.

19.2                          Licensee may request that The Regents take legal action against the infringement of Regents’ Patent Rights.  Such request must be in writing and must include reasonable evidence of infringement and damages to Licensee.  If the infringing activity has not abated within [**] days following the effective date of request, The Regents then has the right to:

19.2.1                 commence suit on its own account or

19.2.2                 refuse to participate in the suit.

19.3                          The Regents shall give notice of its election in writing to Licensee by the end of the [**] day after receiving notice of written request from Licensee.  Licensee may thereafter bring suit for patent infringement, at its own expense, if and only if, The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement.  If, however, Licensee elects to bring suit in accordance with this Paragraph, The Regents may thereafter join that suit at [**] expense.  If The

Regents elects to bring suit, Licensee may join that suit at [**] expense.  Licensee agrees not to bring suit for patent infringement without following the procedures of this Paragraph, and both parties agree to be bound by the outcome of a suit for patent infringement through the pendency of such a suit under this Paragraph.

19.4                          Each party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of [**].  Litigation will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee, and Licensee may be represented by counsel of its choice in any suit brought by The Regents.

20.                                INDEMNIFICATION

20.1                          Licensee shall indemnify, hold harmless and defend The Regents, its officers, employees and agents; the sponsors of the research that led to the Invention; and the inventors of the patent applications and patents in Regents’ Patent Rights and their employers against any and all claims, suits, losses, liabilities, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any sublicense.  This indemnification includes, but is not limited to, any product liability.

20.2                          From and after the time when Licensee commences clinical trials using any Combination Product or Licensed Product, Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows or an equivalent program of self insurance.

20.3                          Comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

•                                         Each Occurrence $[**]

•                                         Products/Completed Operations Aggregate $[**]

•                                         Personal and Advertising Injury $[**]

•                                         General Aggregate (commercial form only) $[**]

The coverage and limits referred to under the above do not in any way limit the liability of Licensee.  Licensee shall furnish The Regents with certificates of insurance showing compliance with all requirements.  Certificates must:

•                                         Provide for [**] days’ advance written notice to The Regents of any modification.

•                                         Indicate that The Regents has been endorsed as an additional Insured under the coverage referred to under the above.

•                                         Include a provision that the coverage will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

20.4                          The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 20 (Indemnification).  Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 20 (Indemnification).

21.                                NOTICES

21.1                          Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective:

21.1.1                 on the date of delivery if delivered in person to the respective addresses given below or to another address as designated in writing by the party changing its prior address;

21.1.2                 on the date of mailing if mailed by first-class certified mail, postage paid to the respective addresses given below or to another address as designated in writing by the party changing its prior address.; or

21.1.3                 on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice of payment, to the respective addresses given below or to another address as designated in writing by the party changing its prior address.

In the case of Licensee:	Hermes Biosciences, Inc.
61 Airport Boulevard, Suite B
South San Francisco, CA 94080
	Attention:	V.P. Research Technology

In the case of The Regents:	The Regents of the University of California Office of Technology Transfer
1111 Franklin Street, 5th Floor
Oakland, CA 94607-5200
	Attention:	Executive Director
Research Administration and Technology Transfer
	RE:	UC Case Nos. [**]

22.                                ASSIGNABILITY

This Agreement may be assigned by The Regents, but is personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent will not be unreasonably withheld.  Notwithstanding the foregoing, this Agreement may be assigned by Licensee upon notice to The Regents without consent to its successor-in -interest pursuant to a merger, consolidation, reorganization or transfer of substantially all of the business to which this Agreement relates; provided, however, that such successor-in-interest agrees to be bound by all of the terms and conditions hereof.

23.                                NO WAIVER

No waiver by either party of any default of this Agreement may be deemed a waiver of any subsequent or similar default.  A suspension of duty under this Agreement due to force majeure shall not be for a period longer than one year.

24.                                FAILURE TO PERFORM

If either party finds it necessary to undertake legal action against the other on account of failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

25.                                25.                                 GOVERNING LAWS

THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO WHICH PARTY DRAFTED PARTICULAR PROVISIONS OF THIS AGREEMENT, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.  Disputes between the parties regarding this Agreement will utilize only courts within California for disputes that go to court.

26.                                PREFERENCE FOR U.S. INDUSTRY

Because this Agreement grants an exclusive right to use or sell the Invention in the U.S., Licensee agrees that any products sold in the U.S. embodying this Invention or produced through the use thereof will be manufactured substantially in the U.S.

27.                                GOVERNMENT APPROVAL OR REGISTRATION

Licensee shall notify The Regents if it becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement.  Licensee shall make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

28.                                EXPORT CONTROL LAWS

Licensee shall observe all applicable U.S. and foreign laws with respect to the transfer of Combination Product and Licensed Product and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

29.                                SECRECY

29.1                          With regard to confidential information (“Data”), which means any and all oral or written or tangible property or confidential ideas, inventions, information, data, materials, know-how or the like owned or controlled by either party and disclosed by or on behalf of one party to the other from time to time in connection with this Agreement.  The party providing the Data shall endeavor to identify the Data disclosed hereunder, but the failure of such party to identify the Data as such shall not destroy the confidential status of the information, as defined below, which can be oral or written or both, received from either party regarding this Invention, the parties agree:

29.1.1                 not to use Data of the other party except for the sole purpose of performing under the terms of this Agreement;

29.1.2                 to safeguard Data of the other party against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

29.1.3                 not to disclose Data of the other party to others (except to its employees, agents or consultants who are bound to such party by a like obligation of confidentiality) without the express written permission of the disclosing party, except that neither party shall be prevented from using or disclosing any Data that:

29.1.3.1                                the receiving party can demonstrate by written records was previously known to it;

29.1.3.2                                is now or becomes in the future, public knowledge other than through acts or omissions of the receiving party; or

29.1.3.3                                is lawfully obtained by the receiving party from sources independent of the disclosing party; and

29.1.4                 that the secrecy obligations of the receiving party with respect to Data will continue for a period ending [**] years from the termination date of this Agreement.

29.2                          With regard to biological material received by Licensee from The Regents, if any, including any cell lines, vectors, genetic material, derivatives, products progeny or material derived therefrom (“Biological Material”), Licensee agrees:

29.2.1                 not to use Biological Material except for the sole purpose of performing under the terms of this Agreement;

29.2.2                 not to transfer Biological Material to others (except to its employees, agents or consultants who are bound to Licensee by like obligations conditioning and restricting access, use and continued use of Biological Material) without the express written permission of The Regents, except that Licensee is not prevented from transferring Biological Material that:

29.2.2.1                                becomes publicly available other than through acts or omissions of Licensee; or

29.2.2.2                                is lawfully obtained by Licensee from sources independent of The Regents;

29.2.3                 to safeguard Biological Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature;

29.2.4                 to destroy all copies of Biological Material at the termination of this Agreement.

30.                                MISCELLANEOUS

30.1                          The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

30.2                          This Agreement is not binding on the parties until it has been signed below on behalf of each party.  It is then effective as of the Effective Date.

30.3                          No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

30.4                          This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.  The Secrecy Agreements with The Regents covering UC Case No. [**] (UC Control No. [**]) dated [**]; UC Case No [**] (UC Control No. [**]) dated [**]; UC Case No. [**] (UC Control No. [**]) dated [**]; UC Case No. [**] (UC Control No. [**]) dated [**]; and UC Case No. [**] (UC Control No. [**]) dated [**], are hereby terminated.

30.5                          In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provisions had never been contained in it.

30.6                          None of the provisions of this Agreement is intended to create any form of joint venture between the parties, rights in third parties or rights that are enforceable by any third party.

IN WITNESS WHEREOF, both The Regents and Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

HERMES BIOSCIENCES, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John Park	By:	/s/ Alan B. Bennett
(Signature)		(Signature)

Name:	John Park	Name:	Alan B. Bennett
(Please Print)

Title:	President	Title:	Executive Director
Research Administration and Technology Transfer

Date:	10-23-00	Date:	November 1, 2000

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

and

CO-EXCLUSIVE LICENSE AGREEMENT

BETWEEN THE REGENTS AND HERMES BIOSCIENCES, INC.

This first amendment (“First Amendment”) is made this 6th day of October, 2003 (“Effective Date”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and Hermes Biosciences, Inc., a California corporation, having its principal place of business at 61 Airport Boulevard, Suite D, South San Francisco, California 94080 (“Licensee”).

BACKGROUND

A.            The Regents and Licensee entered into an Exclusive License Agreement for the technologies generally characterized as “[**] (UC Case No. [**]),” [**]” (UC Case No. [**]), “[**]” (UC Case No. [**]) and Co-Exclusive License Agreement for technologies generally characterized as “[**]” (UC Case No. [**]) and “[**]” (UC Case No. [**], effective [**] (UC Control No. [**]) (“License Agreement”).  The License Agreement granted Licensee an exclusive license to certain technologies covered by Regents’ Patent Rights-Group A (UC Case Nos. [**]) and a co-exclusive license to certain technologies covered by Regents’ Patent Rights-Group B (UC Case Nos. [**]).

B.            Pursuant to Paragraph 2.2 of the License Agreement, an additional license to Regents’ Patent Rights-Group B was first offered to California Recombinant Antibodies.  Since a license agreement was not completed by California Recombinant Antibodies, an exclusive license to Regents’ Patent Rights-Group B is now being offered to the Licensee.

C.            The Regents and Licensee wish to amend the License Agreement as provided herein in order to grant exclusive rights to Licensee for Regents’ Patent Rights-Group B.

**********

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THEREFORE, in view of the foregoing, the parties agree as follows:

I.                                         LICENSE AMENDMENT FEE

1.1           Licensee shall pay to The Regents a license amendment fee of [**] dollars ($[**]) within [**] days after the Effective Date of this First Amendment.  This fee is non-refundable, non-cancelable and is not an advance against royalties.

II.                                     PAST PATENT PROSECUTION EXPENSES

2.1           Licensee shall pay to The Regents [**] patent prosecution costs for UC Case Nos. [**] (except for UC Case No. [**]) and UC Case No. [**].  These costs are due upon execution of this First Amendment and within [**] days of billing by The Regents and are at least approximately [**] dollars ($[**]).

III.                                 DEFINITIONS

3.1           All definitions and paragraph numbers referred to in this First Amendment shall have the same meaning as in the License Agreement.

3.2           Paragraphs 1.6, 1.7 and 1.8 are deleted in their entirety and replaced with the following:

“1.6         “Regents’ Patent Rights” means The Regents’ interest in the subject matter claimed in:

UC Case Number	U.S. Application Number or U.S. Patent Number	Filing or Issue Date
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

2

[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

and continuing applications thereof including divisions and substitutions but excluding continuation-in-part applications to the extent that claims are not supported in the parent; any patents issuing from said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.”

IV.                                LIFE OF PATENT GRANT

4.1           Paragraph 2.1 is deleted in its entirety and replaced with the following:

“2.1         Subject to the limitations set forth in this Agreement, The Regents grants to Licensee a world-wide exclusive license under Regents’ Patent Rights to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method to the extent permitted by law.”

4.2           Paragraph 2.2 and any reference to it in the License Agreement is deleted in its entirety.

V.            SUBLICENSES

5.1           Paragraph 3.1 is deleted in its entirety and replaced by the following:

“3.1         The Regents also grants to Licensee the right to issue sublicenses to third parties to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method under Regents’ Patent Rights as long as Licensee has current exclusive rights

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thereto under this Agreement.  To the extent applicable, sublicenses must include all of the rights of and obligations due to The Regents and the U.S. Government contained in this Agreement.”

VI.                                 PAYMENT TERMS

6.1           Paragraph 4.1 is deleted in its entirety and replaced by the following:

“4.1         Paragraphs 1.2, 1.3, 1.4 and 1.6 define Combination Product, Licensed Method, Licensed Product and Regents’ Patent Rights respectively, so that royalties are payable on products and methods covered by both pending patent applications and issued patents.  Royalties will accrue in each country for the duration of Regents’ Patent Rights in that country and are payable to The Regents when Combination Product and Licensed Product are invoiced or if not invoiced, when delivered to a third party.”

VII.                             PATENT PROSECUTION AND MAINTENANCE

7.1           Paragraph 17.5 is deleted in its entirety and replaced with the following:

“17.5       Licensee shall [**] of preparing, filing, prosecuting and maintaining all U.S. and foreign patent applications contemplated by this Agreement.  Costs billed by The Regents’ counsel will be [**] to Licensee and are due within [**] days of [**] by The Regents.  These costs include any patent prosecution costs that may be incurred for patentability opinions, re-examination, re-issue, interference or inventorship determinations.”

The License Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

The Regents and Licensee have executed this First Amendment in duplicate originals by their respective and duly authorized officers, as evidenced by the signatures and dates shown below.

HERMES BIOSCIENCES, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John Park	By:	/s/ Alan B. Bennett
	(Signature)		(Signature)

Name:	John Park	Name:	Alan B. Bennett
(Please Print)

Title:	President/CEO	Title:	Executive Director

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Research Administration and Technology Transfer

Date:	9-29-03	Date:	October 6, 2003

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SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

BETWEEN THE REGENTS AND HERMES BIOSCIENCES, INC.

This second amendment (“Second Amendment”) is made this 13th day of September, 2006 (“Effective Date of Second Amendment”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and Hermes Biosciences, Inc., a California corporation, having its principal place of business at 61 Airport Boulevard, Suite D, South San Francisco, California 94080 (“Licensee”).

BACKGROUND

A.            The Regents and Licensee are parties to an Exclusive License Agreement with an effective date of November 1, 2000.  UC Control No. [**] (“Agreement”) pursuant to which The Regents granted the Licensee certain rights for the commercial development, use and sale of products from the Invention in accordance with the terms and conditions therein.

B.            The Regents and Licensee executed an amendment to the Agreement (“First Amendment”).  The purpose of the First Amendment was to grant exclusive rights to Licensee for Regents’ Patent Rights Group B as defined therein.

C.            The Regents and Licensee now wish to amend the Agreement to reflect certain changes to the diligence requirements, add milestone payments, and delay the start of the minimum annual royalty payments.

THEREFORE, in view of the foregoing, the parties agree as follows:

Article I  Definitions

1.1                                 All definitions and paragraph members referred to in this Second Amendment have the same meaning as in the Agreement.

Article II  Sublicenses

2.1                                 The following paragraph is added to Paragraph 3.3:

3.3.4                        the amounts received from a sublicensee by Licensee as reimbursement of the patent prosecution costs paid by Licensee under Paragraph 17.5, except as may be otherwise agreed upon in writing by the parties.

Article III  Earned Royalties and Minimum Annual Royalties

3.1                                 The heading for Article 7 is deleted in its entirety and replaced with the following:

7.                                       “Earned Royalties, Minimum Annual Royalties, and Milestone Payments”

3.2                                 In Paragraph 7.4.2, Line 1, delete “[**]” and replace with “[**]”.

3.3                                 The following paragraphs are added:

7.6                                 With respect to each Licensed Product or Combination Product, the Licensee will pay to The Regents the following non-refundable, non-creditable amounts:

7.6.1                        [**] dollars ($[**]);

7.6.2                        [**] dollars ($[**]); and

7.6.3                        [**] dollars ($[**]).

7.7                                 For the avoidance of doubt, each of the milestone payments set forth in Paragraphs 7.6.1 through 7.6.3 will be payable with respect to each Licensed Product or Combination Product.  Furthermore, each such milestone payment will be payable regardless of whether the applicable milestone event has been achieved by the Licensee, any Affiliate, or any sublicensee.  If a payment is due to The Regents under Paragraph 7.6 and a payment is due to The Regents under Paragraph 3.3 for the same milestone event in connection with the same Licensed Product or Combination Product, then Licensee shall pay The Regents whichever amount is larger within [**] days of the milestone event.

7.8                                 All milestone payments are due to The Regents within [**] days of the occurrence of the applicable milestone event.

Article IV  Due Diligence

4.1                                 Article 8 is deleted in its entirety and replaced with the following:

“8.                                 DUE DILIGENCE

8.1                                 Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Combination Product or Licensed Product and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet market demands.

8.2                                 Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Combination product or Licensed Product.

8.3                                 For Licensed Product or Combination Product, Licensee and/or its Affiliates and/or its sublicensees shall;

8.3.1                        [**] no later than [**];

8.3.2                        if not filed by [**] no later than [**];

8.3.3                        [**] no later than [**];

8.3.4                        if not filed by [**] no later than [**];

8.3.5                        [**] within [**] months of [**] for the Combination Product or Licensed Product but no later than [**] within [**] months of [**] for such Combination Product or Licensed Product but no later than [**];

8.3.6                        if not marketed by [**] within [**] months of [**] for the Combination Product or Licensed Product but no later than [**]; and

8.3.7                        [**] during the life of this Agreement.

8.3.8                        If Licensee does not perform, or have performed, any of the provisions in 8.3.1 through and including 8.3.7, then if Licensee does not exercise its right to extend the diligence dates pursuant to Paragraph 8.3.9, The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a non-exclusive license.  This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Life of Patent Grant).

8.3.9                        In the event that the Licensee is unable to meet any of the deadlines set forth in Paragraphs 8.3.1 through 8.3.6, the Licensee may request an extension of such missed deadline.  Each such request shall be made in writing at least [**] days prior to the deadline that the Licensee will be unable to meet and will be accompanied by: (i) a statement of the deadline for which the extension is being sought; and (ii) payment of an extension fee (“Extension Fee”) of [**] dollars ($[**]).  Upon receipt of such request and payment, The Regents shall grant an extension of the missed deadline, for which an extension is being sought, for [**].

Each such missed deadline may be extended, with payment of the Extension Fee, for a total of [**] years from the original missed deadline.  For the sake of clarity, any extension granted by The Regents is applicable only to the missed deadline for which the extension is being sought and does not apply to any other deadline.

-remainder of page left blank deliberately-

8.4           Notwithstanding Paragraph 8.3.8, if the Licensee is selling a Licensed Product or Combination Product at the time of termination, then the Licensee will have the right to a limited non-exclusive license under The Regents’ Patent Rights but only to the extent required to continue selling such Licensed Product or Combination Product provided that such sales are subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties as required under this Agreement.

This Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

In witness whereof, The Regents and Licensee have executed this Second Amendment in duplicate originals by their respective and duly authorized officers on the day and year written.

HERMES BIOSCIENCES, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ John Park	By:	/s/ William T. Tucker
	(Signature)		(Signature)

Name:	John Park	Name:	William T. Tucker
(Please print)

Title:	President	Title:	Executive Director
Research Administration and Technology Transfer

Date:	9/11/06	Date:	September 13, 2007

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May 31,2007
Via Federal Express
(650) 873-2583

IN DUPLICATE

Raymond Poon, Ph.D.
Vice President, Business Development
Hermes Biosciences, Inc.
61 Airport Boulevard, Suite D
South San Francisco, CA 94080

RE:          Letter Agreement for Repayment of Amounts
Due The Regents under:
Exclusive License Agreement
UC Agreement Control No. [**]

Dear Dr. Poon:

As we discussed on May 22, 2007, Hermes has [**] patent prosecution payments under the above referenced Exclusive License Agreement (“License Agreement”).  Exhibit A to this Letter Agreement shows the outstanding amount currently due to The Regents for such patent prosecution matters ($[**]) (“Preliminary Amount Due”).  The Preliminary Amount Due includes accrued interest as of May 22, 2007, as provided for in Paragraph 4.7 of the License Agreement.  Hermes shall pay the Preliminary Amount Due plus (1) any other amounts which may be billed to Hermes by The Regents for Interference No. [**] plus any interest accruing on such amounts; and (2) any additional interest accruing on the Preliminary Amount Due as a result of the schedule in the Payment Plan, as provided for in Exhibit B (“Payment Plan”).  Notwithstanding anything to the contrary in this letter, Hermes may make any payment provided for in the Payment Plan before the scheduled due date.

For avoidance of doubt, beginning June 1, 2007, Hermes shall pay any and all amounts billed to Hermes by The Regents for patent prosecution matters unrelated to Interference No. [**] as provided for in Article 17 (Patent Prosecution and Maintenance) of the License Agreement.

As provided for in Article 12 (Termination by The Regents), if Hermes fails to make any payments as required under the License Agreement, which includes the terms and provisions of this Letter Agreement, then The Regents may give written notice of default to Hermes.  If Hermes fails to repair the default within [**] days after the effect date of Notice of Default, The Regents may terminate the License Agreement and its licenses by a second written notice (“Notice of Termination”).

Please acknowledge your acceptance of these terms by signing this Letter Agreement and the duplicate original in the spaces provided and return both to this office.  I will then have both originals executed on behalf of The Regents and return one fully executed original to you.

Regards,

/s/ Patricia Anderson
Patricia Anderson Cotton, Ph.D.
Director, Business Development &
Intellectual Property Management

Encl:	Exhibit A (Preliminary Amount Due) Exhibit B (Payment Plan)

c:	Chief Financial Officer Fraysse
Director Kirschbaum, OTM, UCSF

AGREED:

HERMES BIOSCIENCES, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Raymond Poon	By:	/s/ William T. Tucker
	(Signature)		(Signature)

Name:	Raymond Poon	Name:	William T. Tucker
(Please print)

Title:	Vice President	Title:	Executive Director
	Business Development		Research Administration and
Technology Transfer

Date:	June 5, 2007	Date:	June 6, 2007

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EXHIBIT A
Preliminary Amount Due
Hermes Biosciences, Inc.
UC Agreement [**]
Rebilling Interest Calculation
As of 5/22/2007

		Days Past Due	Interest (10% per annual)	Payment	Cummulative Total
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]	[**]	[**]	[**]		[**]
[**]
[**]
				Total amount due	[**]

Exhibit B

Hermes Biosciences, Inc.

Patent Prosecution Payment Plan to the University of California

Time and/or Event	Amount

[**]	$	[**]

Upon [**] (estimated to be [**]) but no later than [**]	$	[**]

Monthly payment of $[**] beginning [**] and ending [**]	$	[**]

Upon [**] (estimated to be paid end of [**] but no later than [**]	$	[**]

Monthly payment of $[**] Beginning [**] and ending [**]	$	[**]

Upon [**] but no later than [**]	$	[**]

Remaining sum by [**]	To be determined

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

BETWEEN THE REGENTS AND HERMES B1OSCIENCES, IMC.

This fourth amendment (“Fourth Amendment”) is made this 28th day of September, 2007 (“Effective Date of Fourth Amendment”), between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 (“The Regents”) and Hermes Biosciences, Inc., a California corporation, having its principal place of business at 61 Airport Boulevard, Suite D, South San Francisco, California 94080 (“Licensee”).

BACKGROUND

A.            The Regents and Licensee are parties to an Exclusive License Agreement with an effective date of November 1, 2000, UC Control No. [**] (“Agreement”) pursuant to which The Regents granted the Licensee certain rights for the commercial development, use and sale of products from the Invention in accordance with the terms and conditions therein.

B.            The Regents and Licensee executed a First Amendment to the Agreement- The purpose of this amendment was to grant exclusive rights to Licensee for Regents’ Patent Rights Group B as defined therein.

C.            The Regents and Licensee executed a Second Amendment to the Agreement.  The purpose of this amendment was to amend the diligence requirements, add milestone payments and delay the start of the minimum annual royalty payments.

D.            The Regents and Licensee executed a third amendment to the Agreement in the form of a letter agreement.  The puipose of this amendment was to provide for a payment plan under which Hermes would reimburse The Regents for an)’ amounts billed to Hermes for Interference No. [**] and prior prosecution costs.

E.             Certain patent rights owned or controlled by The Regents (UC Case No. [**]) along with certain patent rights owned or controlled by [**] are involved in Interference No. [**] (“Interference”).

F.             [**] is a sublicensee of Licensee under the Exclusive License Agreement by virtue of an Interim development Agreement dated September 21, 2001, as currently amended (“Hermes-[**] Agreement”).

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G.            The Regents, Licensee, and [**] have executed an agreement (“Agreement and Amendment”) to settle all claims which had been brought in Interference No. [**].

H.            Under the Agreement and Amendment, [**] grants to The Regents a non-exclusive license to conduct Activities under the [**] Patent Rights.  [**] also grants to The Regents under such non-exclusive license the right to grant sublicenses to one third party and its affiliates as affiliate is defined in the Agreement and Amendment (see definition of Agreement and Amendment Affiliate below).  Each such sublicensee may grant further sublicenses.  The rights may not be further sublicensed except that The Regents and any sublicensee or further sublicensee may grant educational, non-profit, or governmental organizations the right to conduct Activities under the [**] Patent Rights for educational and research purposes only.

I.              Under the Agreement and Amendment, The Regents grants to [**] a non-exclusive license to conduct Activities under the Regents’ Patent Rights Licensed to [**].  The Regents also grants to [**] under such non-exclusive license the right to grant sublicenses to one third party and its affiliates as affiliate is defined in the Agreement and Amendment (see definition of Agreement and Amendment Affiliate below).  Each such sublicensee may grant further sublicenses.  The rights may not be further sublicensed except that [**] and any sublicensee or further sublicense may grant educational, non-profit, or governmental organizations the right to conduct Activities under the Regents’ Patent Rights Licensed to [**] for educational and research purposes only.

J.             The Regents and Licensee now wish to amend the Agreement to grant Hermes a sublicense to the [**] Patent Rights and to amend certain other provisions of the Agreement in accordance with the terms of the Agreement and Amendment.

**********

THEREFORE, in view of the foregoing, the parties agree as follows:

Article I.  Definitions

1.1  All definitions and paragraph members referred to in this Fourth Amendment have the vsame meaning as in the Agreement.

1.2  The following definitions are added:

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1.7           “[**] Patent Rights” means U.S. Patent Application No. [**], U.S. Patent Application No. [**], U.S. Patent Application [**] and U.S. Patent No. [**] and all United States applications and patents claiming priority thereto and any reissues, re-examinations, or extensions thereof, but excluding solely those claims (if any) of any continuation-in-part application filed after the execution date of the Agreement and Amendment, provided that each such claim is supported in part under 35 U.S.C. § 112 by new matter first described in the continuation-in-part application and therefore such claim is not entitled to the benefit of priority based on an earlier filing date of one of the foregoing applications or patents.

1.8           “Activities” means researching, developing, having developed, making, having made, using, offering for sale, selling, promoting, having promoted, distributing, commercializing, marketing, and importing for human or veterinary pharmaceutical, therapeutic, or prophylactic use.

1.9           “Regents’ Patent Rights Licensed to [**]” means U.S. Patent No. [**] U.S. Patent Application No. [**], U.S. Patent Application No. [**] and U.S. Patent [**] and all United States applications and patents claiming priority thereto and any reissues, re-examinations, or extensions thereof, but excluding solely those claims (if any) of any continuation-in-part application filed after the execution date of the Agreement and Amendment, provided that each such claim is supported in part under 35 U.S.C. § 112 by new matter first described in the continuation-in-part application and therefore such claim is not entitled to the benefit of priority based on an earlier filing date of one of the foregoing applications or patents.

1.10         “Licensed Rights” means [**] Patent Rights and Regents’ Patent Rights.

1.11         “Agreement and Amendment Affiliate” means an affiliate as defined in the Agreement and Amendment, to wit any entity which, directly or indirectly.  Controls the party, is Controlled by the party, or is under common Control with the party.  For purposes of this Fourth amendment final definition, “Control” means (i) possession of at least fifty percent (50%) of the voting stock or other ownership interest of the other entity; (ii) the power to direct or cause the direction of the management and policies of the other entity; (iii) the power to elect or appoint at least fifty percent (50%) of the members of the governing body of the other entity through the ownership of the outstanding voting securities or by contract or otherwise; or (iv) in any country where the local law will not permit foreign equity participation of a majority, ownership or

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control of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.12         “[**]” means a product as defined in Section 1.10 of the Hermes-[**] Agreement.  A copy of the definitions from the Hermes-[**] Agreement is attached.

1.13         “Hermes-[**] Agreement” is defined in Paragraph F of the Background.

1.3  The following definitions are deleted in their entirety and replaced with the following:

1.2           “Combination Product” means a product that consists of the Licensed Product combined with other active components not subject to this Agreement that:

1.2.1        are not covered by Licensed Rights;

1.2.2        the manufacture, sale, use or import by itself does not contribute to the infringement of Licensed Rights;

1.2.3        can be sold separately by Licensee, an Affiliate or sublicense.

1.3           “Licensed Method” means any method that is covered by Licensed Rights, or the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any pending or issued claim within Licensed Rights.

1.4           “Licensed Product” means any material that is either covered by Licensed Rights, that is identified or produced by the Licensed Method, or that the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any pending or issued claim within Licensed Rights.

1.5           “Net Sales” means the total of the gross invoice prices from the Final Sale of Licensed Product to an independent, unaffiliated third party or Licensed Method performed by Licensee, an Affiliate or a sublicensee, less the sum of the following actual and customary deductions where applicable:  cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (excepting value added taxes or income taxes): transportation charges, including insurance; and allowances or credits to customers because of rejections or returns.  Final Sale means the sale which is the last act of infringement of Licensed Rights within the control of Licensee, an Affiliate or sublicensee, regardless of whether Licensee, an Affiliate or sublicensee had control over prior infringing acts.  For purposes of calculating Net Sales, any distribution or transfer among Licensee, an Affiliate or sublicensee for end use by Licensee, an Affiliate or sublicensee (which event is the last act of

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infringement of Licensed Rights) will be considered a Final Sale at the price normally charged to independent, unaffiliated third parties.

Article II.  Life of Patent Grant

2.1  The following paragraphs are added;

2.5           Notwithstanding Paragraph 2.1, the exclusive license granted to Licensee in Paragraph 2.1 is reduced to a non-exclusive license to the extent of the grant of rights to [**] by The Regents to conduct Activities under the Agreement and Amendment.  The grant of rights to [**] by The Regents is defined in Paragraph I of the Background.

2.6           Subject to the limitations set forth in this Agreement, The Regents grants to Licensee a non-exclusive license to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method to the extent permitted by law under its non-exclusive license under the [**] Patent Rights granted under the Agreement and Amendment.  The rights granted to The Regents by [**] are defined in Paragraph H of the Background.

Article III.  Sublicenses

3.1  The following two paragraphs are added at the end of Paragraph 3.1:

The Regents also grants to Licensee the right to issue sublicenses to third parties to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method under [**] Patent Rights as long as Licensee has rights thereto under this Agreement.  The rights may not be further sublicensed by such third parties except that each such third party sublicensee may grant educational, nonprofit, or governmental organizations the right to conduct Activities under the [**] Patent Rights for educational and research purposes only.”

“Notwithstanding the foregoing, if, but only if, sublicensee is an Agreement and Amendment Affiliate, Licensee may grant its Agreement and Amendment Affiliate the right to grant further sublicenses.  The rights may not be further sublicensed except that each such sublicensee of the Agreement and Amendment Affiliates may grant educational, non-profit, or governmental organizations the right to conduct Activities under the [**] Patent Rights for educational and

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research purposes only To the extent applicable, all such sublicenses must include all of the rights of and obligations due to The Regents contained in this Agreement.”

Article IV.  Payment Terms

4.1  Paragraph 4.1 is deleted in its entirety and replaced with the following:

“4.1         Paragraphs 1.2, 1.3, 1.4 and 1.10 define Combination Product, Licensed Method, Licensed Product and Licensed Rights respectively, so that royalties are payable on products and methods covered by both pending patent applications and issued patents.  Royalties will accrue in each country for the duration of Licensed Rights in that country and are payable to The Regents when Combination Product and License Product are invoiced or if not invoiced, when delivered to a third party.”

4.2  Paragraph 4.5 is deleted in its entirety and replaced with the following:

“4.5         If any patent or patent claim within Licensed Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision.  Licensee will not, however, be relieved from paying any royalties that accrued before the final decision or that are based on another patent or claim not involved in the final decision or that are based on The Regents’ property rights.”

4.3  Paragraph 4.8 is deleted in its entirety and replaced with the following:

“4.8         For the avoidance of doubt, the parties hereby agree that, notwithstanding how many patent applications or patents under Licensed Rights are utilized for a single Combination Product.  Licensed Product or Licensed Method, only one royalty will be earned on the sale of that Combination Product, Licensed Product or Licensed Method.”

Article V.  Earned Royalties, Minimum Annual Royalties and Milestone Payments

5.1  The following paragraph is added at the end of Paragraph 7.1:

“Notwithstanding the above, in the event that a Licensed Product or Licensed Method is covered only by [**] Patent Rights and/or Regents’ Patent Rights Licensed to [**] and is not covered by any other rights granted by The Regents to Licensee under this Agreement, then

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Licensee shall pay to The Regents an earned royalty of [**] percent ([**]%) of the Net Sales of such Licensed Product or the practice of such Licensed Method.  For Net Sales of such Licensed Product or the practice of such Licensed Method by a sublicensee, Licensee shall pay to The Regents an earned royalty equal to [**] percent ([**]%) of the royalty payable by the sublicensee to Licensee, but in no event shall the royalty rate payable to The Regents by Licensee for such Licensed Product or the practice of such Licensed Method be less than [**] percent ([**]%) and not more than [**] percent ([**]%) of the sublicensee’s Net Sales.”

Article VI.  Diligence

6.1  Paragraph 8.4 is deleted in its entirety and replaced with the following:

“8.4         Notwithstanding Paragraphs 8.3.8 and 8.5.3, if the Licensee is selling a Licensed Product or Combination Product at the time of termination, then the Licensee will have the right to a limited non-exclusive license under Licensed Rights but only to the extent required to continue selling such Licensed Product or Combination Product provided that such sales are subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties as required under this Agreement.”

6.2  Paragraph 8.5 is added:

“8.5         Notwithstanding any other provision of Article 8 of this Agreement, the following diligence terms shall apply to [**] when [**] or its assignee is a sublicensee of Licensee under this Agreement:

8.5.1        Licensee shall diligently proceed with the development manufacture and sale of Licensed Product or Combination Product and shall earnestly and diligently endeavor to market the same and in quantities sufficient to meet market demands.  Licensee will be considered to be diligently proceeding with the development, manufacture and sale of Licensed Products or Combination Products so long as it is engaged in any of the following safe-harbor activities: (i) [**].

8.5.2        Licensee may satisfy its obligations set forth in Section 8.5.1 through the activities of its Affiliates and sublicensees.

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8.5.3                        If Licensee does not perform or have performed any of the diligence requirements set forth above, The Regents has the right and option to terminate this Agreement provided that the Licensee has not met the diligence requirements set forth in Paragraphs 8.3.1 through and including 8.3.7 and has not exercised its right to extend the diligence dates pursuant to Paragraph 8.3.9. “

Article VII.  Life of the Agreement

7.1  Paragraph 11.1 is deleted in its entirety and replaced with the following:

“11.1       Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date until the date of expiration of the last-to-expire patent licensed under this Agreement; or until the last patent application licensed under this Agreement is abandoned and no patent in Licensed Rights ever issues.”

Article VIII.  Limited Warranty

8.1  The following paragraphs are deleted in their entirety and replaced with the following:

16.4.1                  express or imply a warranty or representation as the validity or scope of any of Licensed Rights;

16.4.4                  confer by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Licensed Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Licensed Rights;

16.4.5                  obligate The Regents to furnish any know-how not provided in Licensed Rights.

Article IX.  Patent Prosecution and Maintenance

9.1  The first sentence of Paragraph 17.5 is deleted in its entirety and replaced with the following:

“17.5       Licensee shall [**] of preparing, filing, prosecuting and maintaining all U.S. and foreign patent applications in Regents’ Patent Rights.”

9.2  The following paragraph is added;

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“17.10     In regard to [**] Patent Rights, The Regents does not control patent prosecution of such rights.  However, The Regents will inform Licensee of any material matters related to the [**] Patent Rights which have been communicated to The Regents by [**] in accordance with the Agreement and Amendment and Licensee agrees to keep such information confidential.  As provided for in the Agreement and Amendment, in the event that [**] wishes to abandon any [**] Patent Rights, [**] shall give advance written notice to The Regents.  Upon receipt of [**] notice, The Regents shall inform Licensee of [**] intent and The Regents will require [**] to maintain such [**] Patent Rights, provided that Licensee agrees in writing to reimburse The Regents for the costs involved in further prosecuting or maintaining such patent rights.  Licensee’s obligation to pay such costs will continue for so long as this Agreement remains in effect, but Licensee may terminate its obligations with respect to any given patent application or patent within [**] Patent Rights upon [**] days written notice to The Regents.  The Regents may prosecute or maintain such application(s) or patent(s) at its sole discretion and expense, but Licensee will have no further right or licenses thereunder.  Non-payment of patent costs may be deemed by The Regents as an election by Licensee not to maintain such application(s) or patent(s).”

Article X.  Indemnification

10.1  The following paragraph is added at the end of Paragraph 20.1:

“Licensee shall, and shall require that its sublicensees of [**] Patent Rights,  indemnify, hold harmless and defend The Regents, its officers, employees and agents; [**], its Affiliates, and their officers, directors, employees and agents; and the inventors of any invention claimed in [**] Patent Rights against any and all claims, suits, losses, liabilities, damages, costs, fees and expenses resulting from or arising out of exercise of this license to [**] Patent Rights or any sublicense to [**] Patent Rights.  This indemnification includes, but is not limited to, any product liability.”

remainder of page left blank deliberately-

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Article XI.  Secrecy

11.1  The following paragraph is added:

“29.3       In Section 6 of the Agreement and Amendment, Licensee, [**] and The Regents agreed to certain confidentiality provisions regarding the terms of the Agreement and Amendment.  To the extent such terms are disclosed in this Agreement, Licensee and The Regents will follow the provisions of Section 6 of the Agreement and Amendment.”

This Agreement shall remain in full force and effect in accordance with its terms except as amended herein.

In witness whereof, The Regents and Licensee have executed this Fourth Amendment in duplicate originals by their respective and duly authorized officers on the day and year written.

HERMES BIOSCIENCES, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Dmitri B. Kirpotin	By:	/s/ William T. Tucker
	(Signature)		(Signature)

Name:	Dmitri B. Kirpotin	Name:	William T. Tucker
(Please print)

Title:	Vice President, Pharmaceutical R&D	Title:	Executive Director
Research Administration and
Technology Transfer

Date:	9/26/2007	Date:	September 28, 2007

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DEFINITIONS FROM THE HERMES-[**] AGREEMENT

1.             Definitions.  For the purposes of this IDA, the following terms will have the respective meanings set forth below:

1.1           “Act” will mean the United States Food Drug and Cosmetic Act 21 U.S.C. 5 [illegible] from time to time, and the regulations promulgated the ourder.

1.2           “Affiliate” will mean a corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party, but only for so long as the relationship exists.  “Control” shall mean ownership of shares of stock having at least 50% of the voting power entitled to vote for the election of directors in the case of a corporation.

1.3           “Confidential Information” will mean in the case of Hermes Information disclosed by Hermes to [**] concerning the Targeting Technology, the [illegible] Technology, and the Micellar Conjugation Technology as such, or the use thereof, owned by or licensed to Hermes prior to the date of the Confidentiality Agreement or developed by Hermes after the date of the Confidentiality Agreement [illegible] the Program are without reference in or use of any Program Information or [**] Confidential Information, and (ii) in the case of [**], information disclosed by [**] to Hermes concerning the System (including the incorporation of drug into the System), or the use or manufacture thereof or otherwise useful to the Program, owned by or licensed to [**] prior to the date of the Confidentiality Agreement or developed by [**] after the date of the Confidentiality Agreement outside the Program and without reference to or use of any Program Information or Hermes Confidential Information.  Confidential Information will not include any information which is (i) now in the public domain or subsequently enters the public domain without fault on the part of the receiving party; (ii) known by the receiving party from its own sources, as evidenced by the receiving party’s written records made prior to the date of the Confidentiality Agreement; (iii) received from any third party not under any obligation to keep such information confidential; or (iv) proven by the receiving party to have been independently developed by the other party without the use of the other party’s Confidential Information.

1.4           “Early State Program Plan” will mean a plan approved by the JDC for the Program activities through the completion of the first Phase I clinical trial of a Product.

1.5           “Effective Date” will mean the first date on which this IDA is executed by both parties.

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1.6           “GMPs” will mean current Good Manufacturing Practices as defined from time to time by the Act and as related to regulations or any successor laws or regulations governing the manufacture, storage, handing or control of the Targeting Technology or internalizing Technology in the United States.

1.7           “[**]” will mean Hermes’ proprietary [**] solely to the extent that it relates to [**].

1.8           “Joint Development Committee” and “JDC” will mean the joint development committee described in Section 2.1, below.

1.9           “[**]” will mean the [**] used by Hermes and/or the National Cancer Institute for [**] as of the Effective Date.

1.10         “Product” will mean a product developed under the Program which is composed of the [**] Technology and the [**] Technology combined with a System containing doxorubicin, with or without the [**] Technology, or another product that is substantially identical to Product; for example any product in a different strength (i.e., a different amount of active ingredient delivered in the same pattern) or having only cosmetic changes such as size, color, shape, etc., or similar nontherapeutic changes [illegible].

1.11         “Program” will mean all activities undertaken by either or both parties in accordance with the terms hereof for the development of any Product, including regulatory, pre-clinical and clinical activities.  Program includes the activities conducted pursuant to the Early Stage Program Plan.

1.12         “Program Information” will mean know-how, ideas, trade secrets, inventions (including patents covering such inventions), data, technology and information, including improvements and modifications to any thereof, processes and analytical methodology used in development, testing, analysis and manufacture, and medical, clinical, toxicological and other scientific data developed or acquired by either party under, in connection with or as a result of the Program.  Notwithstanding the foregoing, Program Information will not include trademarks.

1.13         “System” will mean a sterically stabilized, pegylated liposomal system for the delivery of drugs.  The term “System” will include anything incorporated in or used in connection with, or which is an attribute of, a Product, or the development thereof, including anything which affects or may affect the [**] or [**] of a therapeutic agent, or the [**] or use of

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a [**], including but not limited to, [**], in the System, provided, however that “System” shall not include the [**] Technology, the [**] Technology or the [**] Technology.

1.14         “[**] Technology” will mean Hermes’ proprietary [**] technology consisting of [**] for therapeutic targeted delivery.

1.15         “Term Sheet” will mean the document attached hereto as Exhibit A which sets forth the essential terms of the Agreement.

1.16         “Territory” will mean worldwide.

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